Exhibit 99.1

FOR IMMEDIATE RELEASE

(All Numbers in Canadian dollars unless otherwise noted)

Tim Hortons announces the expected completion on October 29th, 2010 of the sale of its 50% joint venture interest in Maidstone Bakeries

OAKVILLE, ONTARIO, (October 28th, 2010): Tim Hortons (TSX: THI, NYSE: THI) today announced the Company plans to complete the sale of its 50% interest in Maidstone Bakeries on October 29th, 2010 to Aryzta AG for gross proceeds of $475 million.

Information on the total net cash proceeds from the sale, the final accounting gain and the intended use of proceeds will be disclosed with our third quarter earnings announcement scheduled for November 11th, 2010.

Maidstone Bakeries provides Timbits™, donuts, pastries and certain bread products for the Tim Hortons restaurant system. Under terms of the sale, Tim Hortons continues to retain supply chain sourcing and pricing commitments for donuts and Timbits™ that extend until early 2016, and supply rights for these products until 2017, at our option.

“Strategic flexibility, protection of our supply chain for our restaurant owners relating to donuts and Timbits™ and a strong return on our investment have all been secured through this transaction and we are pleased to have completed this important milestone in the sale process,” said Don Schroeder, president and CEO.

Safe Harbor Statement

Certain information in this news release, particularly information regarding expectations and objectives of management, including as they relate to the Company’s planned closing of the sale transaction of its 50% interest in Maidstone Bakeries and of strategic flexibility in its supply chain, constitutes forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements.

Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2009 Annual Report on Form 10-K, filed March 4th, 2010 and the Quarterly Report on Form 10-Q filed August 12th, 2010 with the U.S. Securities and Exchange Commission and Canadian Securities Administrators, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements.

As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date hereof. Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of a material increase in competition within the quick service restaurant segment of the food service industry; the absence of an adverse event or condition that damages our strong brand position and reputation; continuing positive working relationships with the majority of the Company’s franchisees; there being no significant change in the Company’s ability to comply with current or future regulatory requirements; the absence of any material adverse effects arising as a result of litigation; and general worldwide economic conditions.

We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose. We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is the fourth largest publicly-traded restaurant chain in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches, wraps, hot breakfast sandwiches and fresh baked goods, including our trademark donuts. As of July 4th, 2010, Tim Hortons had 3,627 systemwide restaurants, including 3,040 in Canada and 587 in the United States. More information about the Company is available at www.timhortons.com.

For Further information:

Investors: Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com

Media: David Morelli, (905) 339-6277 or morelli_david@timhortons.com